Exhibit (i)(2)

                           RINKER BIDDLE & REATH, LLP
                                ONE LOGAN SQUARE
                              18TH & CHERRY STREETS
                             PHILADELPHIA, PA 19103
                                  215-988-2700


May 15, 2002


The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway
Suite 100
Wilmington, DE 19809


     RE: SHARES REGISTERED BY POST-EFFECTIVE AMENDMENT NO. 77 TO REGISTRATION
         STATEMENT ON FORM N-1A (FILE NO. 33-20827)

Ladies and Gentlemen:

     We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 77 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"). The Board of Directors of the Company has authorized 100,000,000 shares of Class VV Common Stock, $.001 par value per share, and 100,000,000 shares of Class WW Common Stock, $.001 par value per share, to be issued and sold by the Company (collectively, the "Shares"). Classes VV and WW are the Institutional and Investor Classes, respectively, of the new Boston Partners All-Cap Value Fund. The Amendment seeks to register an indefinite number of the Shares.

     We have reviewed the Company's Articles of Incorporation, ByLaws, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.


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     Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectus offering the Shares and in accordance with the Company's Articles of Incorporation and the Documents for not less than $.001 per share, will be legally issued, fully paid and non-assessable by the Company.

     We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 77 to the Company's Registration Statement.


                                            Very truly yours,


                                            /s/ DRINKER BIDDLE & REATH LLP
                                                DRINKER BIDDLE & REATH LLP